UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2023
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02    DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed by Exicure, Inc., a Delaware corporation (the “Company”), Jung Sang (Michael) Kim has been appointed to Chief Executive Officer, Chief Financial Officer and President by the Board of Directors (the “Board”) effective as of April 26, 2023. In connection with Mr. Kim’s appointment, Matthias Schroff resigned as the Chief Executive Officer and President of the Company and Elias Papadimas resigned as Chief Financial Officer and Corporate Secretary of the Company. Mr. Papadimas will continue to serve as a consultant for two months. Additionally, Mr. Schroff and Seung Shoo Shin resigned from the Board as Class I and Class II Directors, respectively. Each of the resignations of Mr. Schroff and Mr. Shin from the Board was not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board appointed Mr. Kim to fill the Class II Director vacancy and Jiyoung Hwang was appointed to fill the Class I Director vacancy, each for the remainder of the full term.
Appointment of Jung Sang (Michael) Kim
Mr. Kim, age 62, has served as the President of Hanil Energy since May 2019, a company focused on manufacturing fuel pallets as a form of renewable energy. Prior to his work at Hanil Energy, he served as the President and Chief Executive Officer of Signal Entertainment from February 2015 until August 2018. Signal Entertainment is an entertainment holding company aiming to distribute Korean entertainment contents in China. Prior to 2018, Mr. Kim also served at AZ Works Inc., Evergreen Contents Group, Plenus Entertainment Inc., Cinema Service Inc., Twentieth Century Fox Korea Inc., FoxVideo Korea Inc. and Daewoo Electronics. Mr. Kim holds a B.A. from State University of New York at Binghamton. There are no arrangements or understandings between Mr. Kim and any other persons pursuant to which he was selected as Chief Executive Officer, Chief Financial Officer and Class II Director, other than the Employment Agreement (as defined below). There are also no family relationships between Mr. Kim and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Kim’s appointment to Chief Executive Officer of the Company, the Company entered into an employment agreement with him, effective as of April 27, 2023. Under the employment agreement, Mr. Kim’s annual base salary is $300,000, subject adjustment as provided in the agreement. He is eligible to earn a cash bonus, in the Board’s discretion, in connection with a sale of the Company, subject to his continued employment through the consummation of such sale. The employment agreement provides that Mr. Kim’s employment is “at will” and may be terminated by either party at any time, and upon any such termination, Mr. Kim is only entitled to receive accrued but unpaid wages through the termination date. The employment agreement also includes noncompetition and nonsolicitation restrictions for two years following termination of employment, as well as nondisclosure and nondisparagement provisions.
Appointment of Jiyoung Hwang
Ms. Hwang, age 46, has served as an independent consultant since 2017. As a consultant she has worked on investments in Viral Gene, Liminatus Pharma, Epivara and Hyperfine. She also serves as a member of the evaluation committee at MSIT, KHIDI, KIPA, and KIPO of the Republic of Korea since 2013. Prior to 2017 she was the Managing Director of Intervest Co., Ltd a venture capital fund. Prior to 2017, she also served as a Managing Director at Neoplux Co., Ltd, a Fund Manager at National Agricultural Cooperative Federation, a Manager at NEXUS Investment Co, Ltd., a Manager at Pulmuone Holdings Co., Ltd and Venture Capitalist & Analyst at Hyundai Venture Investment Corp. Ms. Hwang holds a Life Science degree from Pohang University of Science of Technology and a graduate degree in Environmental Management from Graduate School of Environmental Studies, Seoul National University. Ms. Hwang was appointed by the Board as a designee of CBI USA, Inc. (“CBI USA”) pursuant to that certain securities purchase agreement, dated as of September 26, 2022, by and between the Company and CBI USA. There are no other arrangements or understandings between Ms. Hwang and any other persons pursuant to which she was selected as a Class I Director. There are also no family relationships between Ms. Hwang and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hwang is eligible for cash and equity compensation as described under the heading “2022 Directors’ Compensation” in the Form 10-K/A filed with the U.S. Securities and Exchange Commission on May 1, 2023, which information is incorporated herein by reference.

Schroff and Papadimas Separation and Release Agreements

In connection with Dr. Schroff’s separation from the Company effective April 26, 2023, we entered into a Separation and Release Agreement, which terminated Dr. Schroff’s employment agreement with the Company (other than post-termination restrictive covenants). Pursuant to the Separation and Release Agreement, Dr. Schroff is entitled to a lump sum severance payment of $603,800. In the event of a “Change in Control” (as defined in the agreement) prior to December 31, 2024, Dr. Schroff will be entitled to additional payment of $275,000. In addition, three months following his separation date, all of Dr. Schroff’s existing equity awards will become fully vested and he will be granted additional shares worth approximately $301,900 (based on the closing price on the grant date), less applicable withholding. The foregoing severance payments and benefits are provided in exchange for Dr. Schroff’s release of claims against the Company and related parties, and are subject to Dr. Schroff’s compliance with the post-termination restrictive covenants to which he is subject.
In connection with Mr. Papadimas’s separation from the Company effective April 26, 2023, we entered into a Separation and Release Agreement, which terminated the Mr. Papadimas’s employment agreement with the Company (other than post-termination restrictive covenants). Pursuant the Separation and Release Agreement, Mr. Papadimas is entitled to a lump sum severance payment of $370,000 and all of Mr. Papadimas’s existing equity awards became fully vested as of his separation date. The foregoing severance payments and benefits are provided in exchange for Mr. Papadimas’s release of claims against the Company and related parties, and are subject to Mr. Papadimas’s compliance with the post-termination restrictive covenants to which he is subject. In addition, Mr. Papadimas agreed to provide limited consulting services for two months following his separation for $15,000 per month.
The foregoing descriptions of the Employment Agreement and the Separation and Release Agreements do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as Exhibits hereto and are incorporated into this report by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated April 27, 2023, among Exicure, Inc. and Jung S. Kim
10.2	Separation and Release Agreement, dated April 26, 2023, among Exicure, Inc. and Matthias Schroff
10.3	Separation and Release Agreement, dated April 26, 2023, among Exicure, Inc. and Elias Papadimas

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2023	EXICURE, INC.

	By:	/s/ Sarah Longoria
Sarah Longoria
Chief Human Resources & Compliance Officer